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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Selected Historical and Proforma Financial Information" and "Experts" and to the use of our reports dated March 26, 1999 with respect to the financial statements and schedules of NTL Incorporated in Amendment No. 1 to the Registration Statement (Form S-3/S-2) and related prospectus of NTL Incorporated for the registration of its common stock and NTL Communications, Corp. for the registration of its convertible subordinated notes.


                                                /s/ ERNST & YOUNG LLP


New York, New York
July 6, 1999